Exhibit 99.2

Financial Results4Q & FYE 2016

 2  This presentation may contain “forward-looking statements” concerning the Corporation’s future economic, operational and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including as a result of payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; uncertainty as to the ultimate outcomes of actions resulting from the enactment by the U.S. government of the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems; uncertainty about whether the Corporation will be able to continue to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the “New York Fed”), that, among other things, requires the Corporation to serve as a source of strength to FirstBank and that, except with the consent generally of the New York Fed and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), prohibits the Corporation from paying dividends to stockholders or receiving dividends from FirstBank, making payments on trust preferred securities or subordinated debt and incurring, increasing or guaranteeing debt or repurchasing any capital securities and uncertainty whether such consent will be provided for future interest payments on the subordinated debt despite the consents that enabled the Corporation to pay all the accrued but deferred interest payments plus the interest for the second, third and fourth quarters of 2016 on the Corporation’s subordinated debentures associated with its trust preferred securities, and for future monthly dividend on its non-cumulative perpetual preferred stock, despite the consent that enabled the Corporation to pay monthly dividends on its non-cumulative perpetual preferred stock for December and January; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s common stockholders in the future due to the Corporation’s need to receive approval from the New York Fed, the Federal Reserve Board and the Office of the Commissioner of Financial Institutions of Puerto Rico to declare or pay any dividends and to take dividends or any other form of payment representing a reduction in capital from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the FDIC, government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize additional impairments on the Corporation’s financial instruments, goodwill or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s businesses, business practices and results of operations of a potential higher interest rate environment; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.   Forward-Looking Statements

Agenda  Fourth Quarter & Fiscal Year End 2016 Highlights Aurelio Alemán, President & Chief Executive OfficerFourth Quarter & Fiscal Year End 2016 Results of Operations Orlando Berges, Executive Vice President & Chief Financial OfficerQuestions & Answers  3

Key Highlights  4  Fourth Quarter & FYE 2016 Highlights

 Profitability  Net income of $23.9 million, or $0.11 per diluted share, compared to $24.1 million in 3Q 2016. Adjusted pre-tax, pre-provision income of $55.0 million, compared to $50.2 million for 3Q 2016. On a year-over-year basis, net income of $93.2 million for 2016, or $0.43 per diluted share, compared to $21.3 million in 2015 and adjusted pre-tax, pre-provision income of $208.3 million for 2016, compared to $204.3 in 2015.  Asset Quality  Total NPAs decreased by $9.5 million to $734.5 million in 4Q 2016.Non-performing loan inflows amounted to $67.9 million, an increase of $18.7 million, compared to 3Q 2016.Provision for loan and lease losses of $23.2 million, an increase of $1.7 million compared to 3Q 2016.Net charge-offs were $31.7 million in 4Q 2016, a $10.2 million decrease compared to 3Q 2016.On a year-over-year basis, provision expense was $86.7 million for 2016, an $85.3 million reduction compared to 2015 and net charge-offs were $121.8 million in 2016, down $31.9 million from $153.7 in 2015.  Core Deposits  Deposits, net of government and brokered, increased by $29.5 million to $6.8 billion reflecting an increase in Puerto Rico and the Virgin Islands core deposits of $47.2 million and a decline in Florida.Brokered certificates of deposit (CDs) decreased by $118.8 million in 4Q 2016.On a year-over-year basis; deposits net of government and brokered increased $164 million and in Puerto Rico core deposits increased $243 million. Brokered CDs declined $658 million during 2016.  Capital  4Q 2016 capital position: Total Risk Based Capital Ratio of 21.3%;Tier 1 Ratio Risk Based Capital Ratio of 17.8%; andLeverage Ratio of 13.7%.Tangible book value per common share of $7.83 compared to $7.89 in 3Q 2016.On a year-over-year basis TBV increased from $7.47 to $7.83   5  Fourth Quarter & FYE 2016 Highlights

Fourth Quarter 2016 Highlights: Loan Portfolio

1First BanCorp

Loan Portfolio ($ millions) | Loan Originations* ($ millions)



$9,148
36
3,784
156
1,827
3,345
$9,008
38
3,707
146
1,786
3,331
$8,909
38
3,657
137
1,752
3,324
$8,920
57
3,712
124
1,727
3,300
$8,937
40
3,749
125
1,717
3,306
$880
471
4
231
174
$731
345
3
219
164
$806
383
5
225
193
$898
457
9
233
199
$852
417
2
240
193
4Q 2015
1Q 2016
2Q 2016
3Q 2016
4Q 2016
Residential Mortgage
Consumer & Finance Leases
Construction
Commercial
Loans HFS

Despite a challenging market environment, we continue to achieve results through our regional diversification:

Loan Portfolio:

- The loan portfolio increased $16 million including the impact of the sale of a $16 million pool of NPLs.
- The commercial portfolio grew $37 million compared to the prior quarter primarily driven by growth in the Florida market.
- Puerto Rico loan portfolios net reduction primarily driven by the aforementioned small sale of NPLs and charge-off's.

Origination Activity:

- Growth in consumer originations was primarily driven by Puerto Rico with increased origination activity in all major consumer segments.
- Origination activity across the three market regions continues to support sustainability of our PR loan portfolios and execution of de-risking strategies.
- The origination pipeline going into 2017 remains healthy.

** Including refinancing and draws from existing revolving and non-revolving commitments.*

6

Fourth Quarter 2016 Highlights: DEPOSIT MIX

1 First BanCorp

Core Deposits* ($ millions)



$7,241
577
2,223
1,613
2,828
$7,429
628
2,236
1,685
2,880
$7,416
653
2,268
1,641
2,854
$7,422
625
2,203
1,691
2,904
$7,392
564
2,179
1,804
2,845
4Q 2015
1Q 2016
2Q 2016
3Q 2016
4Q 2016
Retail
CDs & IRAs
Commercial
Public Funds

Total Deposit Composition (%)



Brokered CDs 16%
Non-Interest Bearing 17%
Interest Bearing 67%

Core deposits stable; continue reducing reliance on brokered deposits

- Non-brokered deposits, excluding government deposits, increased $29 million in 4Q 2016, reflecting an increase of $30 million and $17 million in the Puerto Rico and Virgin Island regions, respectively, partially offset by reductions in Florida.
- Reduced reliance on brokered CDs by $119 million compared to 3Q 2016, now representing 16% of total deposits.
- Government deposits decreased in 4Q 2016 by $61 million to $564 million, primarily in Puerto Rico.
- Year-over-year Puerto Rico deposits net of brokered and government increased $243 million.
- Year-over-year brokered CDs declined $658 million.

** Core deposits are total deposits excluding brokered CDs.*

7

8  Fourth Quarter 2016 Highlights: PR Government Exposure      ($ in millions)  *Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs.   As of December 31, 2016, the Corporation had $323.3 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $325.9 million as of September 30, 2016. Available-for-sale investment portfolio outstanding principal of $65.6 million with a book value of $42.7 million net of other-than-temporary impairment (OTTI) adjustments of $22.2 million.59% of direct government exposure is to municipalities, which are supported by assigned property tax revenues. In addition, there is $111.8 million of indirect exposure to the Tourism Development Fund (“TDF”) supporting hotel projects.As December 31, 2016, Net Carrying Amount* of nonperforming PR government loans (PREPA and TDF related) was 69.5%.As of December 31, 2016, the total allowance coverage ratio (allowance to the book value of loans) related to commercial loans extended to or guaranteed by the Puerto Rico Government (excluding municipalities) was approximately 17%.

 9  Results of Operations  Fourth Quarter 2016 Results

 10  Results of Operations: Fourth Quarter Financial Highlights  ($ in thousands, except per share data)  Select Financial Information

 11  Key Highlights  Net Interest Income ($ millions)  Net interest income increased $2.9 million in 4Q 2016. This increase was mainly due to:A $1.7 million increase in interest income on loans mainly due to recovery of interest income on non-performing commercial loans which fully paid-off in 4Q 2016; andA $1.1 million increase resulting from the use of proceeds from the 3Q 2016 sales of U.S agency MBS and cash balances deposited in the Federal Reserve Bank to repay maturing repurchase agreements and brokered CDs.GAAP NIM increased 24 basis points to 4.30%, primarily driven by the aforementioned items and the change in mix of earning assets.  Results of Operations: Net Interest Income

 12  Key Highlights  Cost of Deposits (%)  Cost of total deposits, excluding brokered CDs, declined to 0.60%.The average rate paid on non-brokered interest-bearing deposits decreased 2 basis point to 0.75% during 4Q 2016.The average balance of brokered CDs declined by $167.9 million during 4Q 2016.  Results of Operations: Cost of Deposits

 13  Key Highlights  Adj. Non-Interest Income* ($ millions)  * Non-GAAP adjusted non interest income – See Appendix page 25 for reconciliation.  Non-interest income decreased $2.6 million in the quarter, mostly related to a $6.1 million gain in the sale of US Agency MBS in 3Q 2016, partially offset by a $1.7 million increase in brokerage and insurance commissions in 4Q 2016.Adjusted non-interest income, excluding these items, increased by $0.2 million primarily due to a $0.4 million increase in income from debit card interchange and ATM fees.  $19.2  Results of Operations: Non-Interest Income  $20.0  $20.9  $19.8  $20.2  GAAP Non-Interest Income ($ millions)  $23.2  $26.1  $18.5  $19.8  $23.6

 14  Results of Operations: Operating Expenses  Non-interest expenses decreased by $4.1 million in 4Q 2016 to $84.2 million, due to:The effect of a $2.7 million adjustment recorded in the fourth quarter to reduce the credit card rewards liability due to the expiration of reward points.A $1.4 million decrease in the provision for unfunded loan commitments and letters of credit.A $0.4 million decrease in the FDIC insurance premium expense reflecting, among other things, the effect of improved earnings trend as well as the effect of reductions in brokered deposits and average assets.A $0.3 million decrease in local regulatory supervisory fees, tied to the overall decrease in total assets.This reduction was partially offset by a $0.6 million increase in legal reserves, included as part of “other expenses” mainly related to labor legal cases.

 15  Non-Performing Assets ($ millions)  Total non-performing loans, including non-performing loans held for sale, decreased by $6.6 million, due to the sale of a small pool of NPAs with a total carrying value of $16.3 million.New non-performing loan inflows were $67.9 million in 4Q 2016, an increase of $18 million due to a $33.7 million C&I loan in the Puerto Rico region.Organic resolution plan focused on government exposures and large REO, which is approximately 47% of non-performing assets.  NPAs decreased by $9 million to $735 million or 6.16% of assets:  Results of Operations: Asset Quality  Q-o-Q Change in NPAs  Migration Trend ($ millions)

 16  Key Highlights  Net Charge-Offs ($ millions)  Total net charge-offs for 4Q 2016 were $32 million, an annualized 1.43% of average loans, compared to $42 million in 2Q 2016. Approximately $4.6 million of the charge-offs recorded in 4Q 2016 are related to the sale of a small pool of commercial NPAs. Allowance coverage ratio of 2.31% compared to 2.42% in 3Q 2016. The ratio of the allowance to NPLs held for investment was 36.7% as of December 31, 2016 compared to 37.8% as of September 30, 2016.  Commercial NPLs (Includes HFS)  *Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs.   Results of Operations: Net Charge-offs  $42  $25  $22  $24  $32

17  Results of Operations: Year-Over-Year Financial Highlights  ($ in thousands, except per share data)  Select Financial Information

18  Results of Operations: Capital Position  Capital Ratios (%)  Total stockholders’ equity amounted to $1.8 billion as of December 31, 2016, a decrease of $13.6 million from September 30, 2016, mainly driven by a decrease of $38.8 million in other comprehensive income mainly related to the decrease in the fair value of U.S. agency MBS driven by higher market interest rates, offset by net income of $23.9 million in 4Q 2016.  Capital Ratios (%)

19  Fourth Quarter Results  Q & A

20  Fourth Quarter Results  Exhibits

 21  NPLs Held for Investment - Migration  ($ in 000)

22  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

 23  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

 24  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

 25  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Non-interest IncomeAdjusted non-interest income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted non-interest income, as defined by management, represents non-interest income (loss) excluding certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is non-interest income adjusted to exclude gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives, the gain from recovery of investments previously written off, brokerage and insurance commissions from the sale of large fixed annuities contracts, and OTTI charges on debt securities, the gain on the repurchase and cancellation of trust preferred securities, the gain on sale of merchant contracts.